Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Osmotica Pharmaceuticals plc

Dublin, Ireland

We hereby consent to the incorporation by reference in the Registration Statements  on Form S-3  (No. 333-236193) and Form S-8 (No. 333-228045) of Osmotica Pharmaceuticals plc  (“the Company”)  of our report dated March 27, 2019,  except for Note 1 (not presented herein) for which the date is December 20, 2019, relating to the consolidated financial statements of the Company for the year ended December 31, 2018, which appears in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 19,  2020